                                                                    EXHIBIT 99.1


AT THE COMPANY:                    AT FRB|WEBER SHANDWICK
Paul Schmitt                       Jeff Wilhoit               Lisa Fortuna
Chief Financial Officer            General Info               Analysts/Investors
(630) 562-4720                     (312) 640-6757             (312) 640-6779

FOR IMMEDIATE RELEASE
THURSDAY, MAY 8, 2003


                  M-WAVE ANNOUNCES FIRST QUARTER 2003 FINANCIAL
                  RESULTS, EMPLOYEE LAYOFFS, MANAGEMENT CHANGE,
          AND ENGAGEMENT OF CREDIT SUPPORT INTERNATIONAL, LLC OF TEXAS


WEST CHICAGO, ILL., MAY 8, 2003--M-Wave, Inc. (Nasdaq: MWAV), a value added service provider of high performance circuit boards used in a variety of digital and high frequency applications, announced net sales of $3,205,000 for the quarter ended March 31, 2003 and a net loss of $5,371,000 or $1.21 per share compared to net sales of $8,314,000 and a net profit of $343,000 or $0.08 per share for the quarter ended March 31, 2002.

The Company recorded a $3,578,000 impairment of building, plant and equipment in the first quarter of 2003 relating to the write down of the West Chicago building and equipment to an estimate of fair market value. The Company estimated the fair market value of the land and building as the appraisal of the land and building will not be completed until May 23, 2003. Thus there could be an additional write down after the appraisal is completed.

Cash levels increased from $1,514,000 at December 31, 2002 to $3,372,000 at March 31, 2003. Accounts Receivables were down $121,000, inventories were down $23,000, accounts payable were up $1,044,000 and the Company collected approximately $3,588,000 of income tax refunds during the quarter. The Company purchased $53,000 of property, plant and equipment during the quarter. The Company deposited $325,000 in the first quarter of 2003 and an additional $1,500,000 in April 2003 into the sinking fund for the Company's outstanding industrial bond debt account per the terms of its Forbearance Agreement with Bank One. The outstanding balance of the industrial bond debt dropped to approximately $2,750,000 net of the sinking fund. The Company's cash balance was approximately $456,000 as of May 7, 2003

Under the terms of the Forebearance Agreement, Bank One agreed to comply with all of the terms and conditions contained in the Forebearance Agreement and the Bank agreed to forebear from the date of the Agreement to August 31, 2003 from pursuing its rights under the Reimbursement Agreement (including the right to declare the bond immediately due and payable) provided the Company complies with all of the terms and conditions contained in the Forebearance Agreement. To comply with the Forebearance Agreement, the Company is required to deposit $500,000 into the sinking fund account for the industrial bond debt by June 30, 2003 as well as make its regularly scheduled $325,000 deposit during the second quarter of 2003.

Joseph A. Turek, M-Wave's chairman and chief executive officer, indicated "the Company has attempted to gain financing to satisfy the terms of the Forbearance Agreement and industrial bond. To date no financing has been consummated however, we now believe that refinancing alone is not the solution and are looking at a top to bottom restructuring and realignment of our business plan."

M-Wave announced the following steps it is immediately taking in an effort to reposition the Company and improve its liquidity position:

     - the layoff of approximately 44 of the Company's 126 employees, mainly in the production segment of the Company's business;

     - pursuing the sale of certain fixed assets no longer being used at the Company's Bensenville facility;

     - pursuing hardship requests for accelerated payment of anticipated state tax refunds of approximately $900,000.

Mr. Turek continued by saying "Many of the challenges facing us and our desire to redirect the company toward both survival and renewal requires skills we need to turn to the outside to secure." In line with this objective, Credit Support International, LLC of Texas was brought in to assist M-Wave's management by the board of directors. Jim Mayer, the Managing Member of the firm, said "M-Wave, like most domestic circuit board companies has experienced falling demand, lower prices, and increased foreign competition but the company has positive attributes including its virtual manufacturing expertise which makes M-Wave a potentially attractive strategic partner. Moreover, we plan on dealing with issues of debt both secured and unsecured in a very proactive way."

The Company also announced that Robert O'Connell, the chief operations officer, has resigned by mutual agreement from the Company to pursue other interests. In the interim, Mr. Turek will assume Mr. O'Connell's daily responsibilities.

M-Wave was notified by Nasdaq National Market that the Company's common stock has not maintained a minimum market value of publicly held shares of $5,000,000 as required for inclusion by Marketplace Rule. On May 8, 2003, the Company was approved for inclusion in the Nasdaq SmallCap Market. The Company's common stock will move from the Nasdaq National Market to the Nasdaq Small Cap Market and will continue under the symbol "MWAV."

Mr. Turek announced the signing of Supply Chain Management agreements with Precision Graphics of Somerville, New Jersey and PDM Solutions of San Diego, CA. Precision Graphics and PDM Solutions are "World Class" providers of contract manufacturing services for leading Original Equipment Manufacturers (OEM's) in the electronics industry. M-Wave expects to ship approximately $500,000 to $750,000 per year of printed circuit boards in accordance with the terms of those agreements.

There can be no assurance that the steps being taken by the Company, even if successfully completed, will enable the Company to comply with the terms of the Forebearance Agreement and/or fund the Company's working capital needs. Moreover, even if the Company is able to comply with the terms of the Forebearance Agreement, there can be no assurance that Bank One and the Company will continue to enter into forebearance agreements beyond August 31, 2003 or that the Company will be able to fund its working capital needs.

Join M-Wave on its quarterly conference call on Wednesday May 7, 2003 at 10:00 am CDST at 888-349-9379 or 706-634-2347 at least 5 minutes before start time or on www.vcall.com. To listen to a replay of the conference call through May 14, 2003, please dial 800-642-1687 or 706-645-9291. The pass code is 756387.

About M-Wave:

         Established in 1988 and headquartered in the Chicago suburb of West Chicago, Ill., M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink IITM and its supply chain management program called Virtual Manufacturing. The Company trades on the Nasdaq National market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

         This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgement on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: the risk that the Company will not be able to comply with the terms of the forebearance agreement relating to its industrial bond debt and/or that the lender will not continue to enter into forebearance agreements beyond August 31, 2003; the Company's ability to secure additional sources of funds that it may require; including, if necessary the refinancing of its industrial bond debt; the failure of the Telecom market to improve; dependence on major customers; dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers and other factors detailed in the Company's Securities and Exchange Commission filings.

                         PART I - FINANCIAL INFORMATION
                          ITEM 1: FINANCIAL STATEMENTS

                                  M~WAVE, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                              DECEMBER 31        MARCH 31
                                                                                 2002              2003
                                                                             ------------      ------------
                                    ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ..........................................     $  1,514,509      $  3,371,848
    Accounts receivable, net of allowance for doubtful accounts,
     2002- $100,000: 2003- $100,000 ....................................        1,901,999         1,781,474
    Inventories ........................................................        1,756,641         1,733,185
    Refundable income taxes ............................................        4,446,010         1,746,243
    Deferred income taxes ..............................................          748,457           748,457
    Prepaid expenses and other .........................................           31,582            52,130
    Restricted cash ....................................................          348,731           676,075
                                                                             ------------      ------------
        Total current assets ...........................................       10,747,929        10,109,412

PROPERTY, PLANT AND EQUIPMENT:
    Land, buildings and improvements ...................................        5,522,765         4,177,238
    Machinery and equipment ............................................        9,248,688         4,014,000
                                                                             ------------      ------------
        Total property, plant and equipment ............................       14,771,453         8,191,238
    Less accumulated depreciation ......................................       (2,760,441)                0
                                                                             ------------      ------------
        Property, plant and equipment-net ..............................       12,011,012         8,191,238

ASSETS TO BE DISPOSED OF, NET ..........................................          568,701           568,701
                                                                             ------------      ------------
TOTAL ..................................................................     $ 23,327,642      $ 18,869,351
                                                                             ============      ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable ...................................................     $  3,707,327      $  4,751,224
    Accrued expenses ...................................................        1,316,579         1,204,420
    Current portion of long-term debt ..................................        5,017,629         4,998,401
                                                                             ------------      ------------
        Total current liabilities ......................................       10,041,535        10,954,045

DEFERRED INCOME TAXES ..................................................          616,785           616,785
LONG-TERM DEBT .........................................................                0                 0
STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value; authorized, 1,000,000
      shares; no shares issued .........................................                0                 0
    Common stock, $.005 par value; authorized, 10,000,000 shares
      6,179,112 shares issued and 4,443,294 shares outstanding
      at December 31, 2002, 6,179,112 shares issued and 4,443,294
      shares outstanding at March 31, 2003 .............................           30,895            30,895
    Additional paid-in capital .........................................        8,439,072         8,439,072
    Retained earnings ..................................................        6,484,525         1,113,724
    Treasury stock, at cost, 1,735,815 shares, at December 31, 2002 ....
     and 1,735,815 shares at March 31, 2003 ............................       (2,285,170)       (2,285,170)
                                                                             ------------      ------------
        Total stockholders' equity .....................................       12,669,322         7,298,521
                                                                             ------------      ------------
TOTAL ..................................................................     $ 23,327,642      $ 18,869,351
                                                                             ============      ============


                See notes to consolidated financial statements.

                                   M~WAVE, Inc
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                Three months ended March 31,
                                                ----------------------------
                                                   2002             2003
                                                -----------      -----------
Net sales .................................     $ 8,313,754       $3,205,045
Cost of goods sold ........................       6,697,973        4,932,871
                                                -----------      -----------
  Gross profit (loss) .....................       1,615,781       (1,727,826)
                                                -----------      -----------

Operating expenses:
  General and administrative ..............         593,276          577,147
  Selling and marketing ...................         482,058          366,949
  Impairment of building and equipment ....               0        3,577,735
                                                -----------      -----------
    Total operating expenses ..............       1,075,334        4,521,831
                                                -----------      -----------

  Operating income (loss) .................         540,447       (6,249,657)

Other income (expense):
  Interest income .........................          62,893           40,647
  Interest expense ........................         (42,265)         (50,124)
                                                -----------      -----------
    Total other income (expense) ..........          20,628           (9,477)
                                                -----------      -----------

    Income (loss) before income taxes .....         561,075       (6,259,134)

Provision (credit) for income taxes .......         217,798         (888,333)
                                                -----------      -----------

Net income (loss) .........................     $   343,277      ($5,370,801)
                                                ===========      ===========

Weighted average shares outstanding               4,456,294        4,443,294

Basic earnings (loss) per share                       $0.08           ($1.21)

Diluted shares outstanding                        4,486,499        4,443,294

Diluted earnings (loss) per share                     $0.08           ($1.21)


                 See notes to consolidated financial statements

                                   M~WAVE, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                             Three month ended March 31,
                                                                            ----------------------------
                                                                                2002             2003
                                                                            -----------      -----------
OPERATING ACTIVITIES:
  Net income (loss) ...................................................      $  343,277      ($5,370,801)
  Adjustments to reconcile net income to net cash flows
    from operating activities:
      Depreciation and amortization ...................................      $  378,000       $  294,600
      Impairment of building and equipment ............................      $        0       $3,577,735
    Changes in assets and liabilities:
      Accounts receivable-trade .......................................      $2,196,017       $  120,525
      Inventories .....................................................     ($1,364,750)      $   23,456
      Income taxes ....................................................     ($  292,202)      $2,699,767
      Prepaid expenses and other assets ...............................      $   32,858      ($   20,548)
      Restricted cash .................................................     ($  365,149)     ($  327,344)
      Accounts payable ................................................      $  822,970       $1,043,897
      Accrued expenses ................................................     ($  309,658)     ($  112,159)
                                                                            -----------      -----------
         Net cash flows provided by operating activities ..............      $1,441,363       $1,929,128
                                                                            -----------      -----------

INVESTING ACTIVITIES:
  Purchase of property, plant and equipment ...........................     ($1,201,951)     ($   52,561)
                                                                            -----------      -----------
         Net cash flows used in investing activities ..................     ($1,201,951)     ($   52,561)
                                                                            -----------      -----------

FINANCING ACTIVITIES:
  Long term debt ......................................................      $  717,090       $        0
  Payments on short and long term debt ................................     ($   14,691)     ($   19,228)
                                                                            -----------      -----------
         Net cash flows provided by (used in) financing activities ....      $  702,399      ($   19,228)
                                                                            -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..................      $  941,811       $1,857,339

CASH AND CASH EQUIVALENTS - Beginning of period .......................      $2,102,784       $1,514,509
                                                                            -----------      -----------
CASH AND CASH EQUIVALENTS - End of period .............................      $3,044,595       $3,371,848
                                                                            ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash paid during the period for interest ..........................      $   42,226       $   50,124
    Income tax payments(refunds) ......................................      $  510,000      ($3,588,099)


                 See notes to consolidated financial statements